UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 15, 2014

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 15, 2014, Inventure Foods, Inc., a Delaware corporation (the “Company”), , entered into a License Agreement, effective March 31, 2014 (the “Effective Date”), with TGI Friday’s of Minnesota, Inc., a Minnesota corporation (“TGI Friday’s”), as the licensor (the “Amended and Restated License Agreement”).  The Amended and Restated License Agreement amends and restates the Company’s previous License Agreement, dated April 3, 2000, with TGI Friday’s, as amended from time to time (the “Prior Agreement”), pursuant to which the Company has been actively selling certain licensed products.  The Amended and Restated License Agreement provides that the Company will continue to license from TGI Friday’s the right to utilize certain marks of TGI Friday’s for the manufacture, marketing, sale and distribution of certain licensed products upon the terms and conditions set forth in the Amended and Restated License Agreement and, for certain transitional purposes, upon the terms and conditions set forth in the Prior Agreement as specified in the Amended and Restated License Agreement.

Material modifications to the Prior Agreement, as implemented by the Amended and Restated License Agreement, include the following:

•                  The term was extended beyond the current expiration date of May 31, 2014 to December 31, 2019, with an automatic renewal for an additional five-year period unless the Company notifies TGI Friday’s in writing of its intention not to renew the Amended and Restated License Agreement on or prior to July 1, 2019.

•                  Provisions regarding non-refundable advances to be paid by the Company to TGI Friday’s were added.

•                  Provisions regarding escalating royalty rates were added.

•                  The sales minimums required by the Company were increased.

•                  The geographic scope of the license was expanded into new countries.  The Amended and Restated License Agreement includes the following territories: (a) United States and its territories and possessions (including US Military bases and Puerto Rico), (b) Canada, (c) Mexico, (d) Belize, (e) Costa Rica, (f) El Salvador, (g) Guatemala, (h) Honduras, (i) Nicaragua, (j) Panama, (k) People’s Republic of China, (l) Republic of China (Taiwan), (m) Japan, (n) Philippines, (o) United Kingdom, (p) the European Union, (q) Australia (subject, for the State of Queensland only, to obtaining the consent of a prior user), (r) New Zealand, and (s) the Kingdom of Saudi Arabia, each of the above as geographically constituted on the Effective Date, and (t) such other geographic areas that are added with the mutual written consent of the parties.

•                  The licensed products were expanded into new snack categories, such as popcorn, corn snacks, snack mixes and tortilla chips.

The other material provisions of the Amended and Restated License Agreement remain substantially unchanged from the Prior Agreement.

The foregoing description of the Amended and Restated License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated License Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.  An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, of certain portions of the Amended and Restated License Agreement.  These portions have been omitted from the Amended and Restated License Agreement filed herewith.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	License Agreement, effective March 31, 2014, between the Company and TGI Friday’s of Minnesota, Inc.*

* An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, of certain portions of this exhibit.  These portions have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date	April 21, 2014
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer